Exhibit (j)(ii)(b) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 77 to Registration Statement No. 33-31602 on Form N-1A of our report dated December 17, 2004, relating to the financial statements of Federated Tax-Free Trust for the year ended October 31, 2004, and to the references made to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 23, 2005